UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

APA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40144	86-1430562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2000 W Sam Houston Pkwy S, Suite 200
Houston, Texas 77042-3643
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, $0.625 par value	APA	Nasdaq Global Select Market
Nasdaq Texas, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2026, APA Corporation (the “Company”) held its 2026 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved the Third Amendment (the “Amendment”) to the Company’s 2016 Omnibus Compensation Plan, as amended (the “2016 Plan”), as disclosed in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 9, 2026 (the “Proxy Statement”). The Amendment (i) increased the number of shares authorized for issuance under the 2016 Plan by 24,160,000 shares and (ii) extended the term of the 2016 Plan through May 21, 2036. The Amendment previously had been approved by the board of directors of the Company, subject to shareholder approval.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, there were 353,400,414 shares of the Company’s common stock, par value $0.625 per share, eligible to vote, of which 312,221,847 shares, or approximately 88.35%, were voted. The matters voted upon, the number of votes cast for or against, and the number of abstentions and broker non-votes, each rounded to the nearest whole share, were as stated below.

Proposal 1 — Election of Directors.

The following nominees for directors were elected to serve one-year terms expiring at the 2027 annual meeting of shareholders by the majority of shares voted, excluding abstentions and broker non-votes.

Nominee	For	Against	Abstentions	Broker Non-Votes
Annell R. Bay	269,919,835	7,802,862	409,361	34,089,789
John J. Christmann IV	275,118,068	2,608,513	405,477	34,089,789
Juliet S. Ellis	271,823,321	5,685,806	622,931	34,089,789
Kenneth M. Fisher	276,348,675	1,366,864	416,519	34,089,789
Charles W. Hooper	274,795,166	2,918,985	417,906	34,089,789
Chansoo Joung	274,003,759	3,708,825	419,474	34,089,789
H. Lamar McKay	276,435,125	1,286,135	410,798	34,089,789
Peter A. Ragauss	274,587,738	3,118,147	426,173	34,089,789
David L. Stover	275,026,460	2,699,058	406,540	34,089,789
Anya Weaving	275,421,441	2,081,920	628,696	34,089,789

Proposal 2 — Ratification of Appointment of Independent Auditor.

The appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2026 was ratified by the majority of shares voted, excluding abstentions and broker non-votes.

For	Against	Abstentions	Broker Non-Votes
307,082,415	4,653,628	485,804	0

Proposal 3 — Non-Binding Advisory Vote on Executive Compensation.

In a non-binding advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (commonly known as “say on pay”), the compensation of the Company’s named executive officers was approved by the majority of shares voted, excluding abstentions and broker non-votes.

For	Against	Abstentions	Broker Non-Votes
238,710,645	38,762,516	658,897	34,089,789

Proposal 4 — Approval of Amendment to the 2016 Omnibus Compensation Plan.

The Amendment as disclosed in the Proxy Statement was approved by the majority of shares voted, excluding abstentions and broker non-votes.

For	Against	Abstentions	Broker Non-Votes
266,499,823	10,989,332	642,903	34,089,789

Item 9.01    Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Third Amendment to the 2016 Omnibus Compensation Plan, approved by shareholders May 21, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APA CORPORATION

Date:	May 26, 2026	By:	/s/ Kimberly O. Warnica
Kimberly O. Warnica
Executive Vice President, Chief Legal Officer, and Corporate Secretary